EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 30, 1996, relating to the financial statements and financial highlights appearing in the June 30, 1996 Annual Reports of Artisan Small Cap Fund and Artisan International Fund (constituting Artisan Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in each Statement of Additional Information.


                                /s/ Price Waterhouse LLP

Price Waterhouse LLP
Milwaukee, Wisconsin
June 6, 1997